EXHIBIT 99.1

Western Wireless Announces Preliminary
Domestic Fourth Quarter and Year End 2001 Financial Results

     BELLEVUE, WA – January 7, 2002 — Western Wireless Corporation (NASDAQ: WWCA), a leading provider of communication services to rural America, announced today preliminary domestic financial and operational results for the quarter and year ended December 31, 2001.

     For the quarter, Western Wireless expects to report service revenues of between $208 million and $211 million, including roaming revenues of between $54 million and $55 million and for the year, service revenues of between $874 million and $877 million, including roaming revenues of between $244 million and $245 million.

     The company expects to report operating income before depreciation, amortization, and stock based compensation (“EBITDA”) for the quarter of between $73 million and $75 million and for the year, EBITDA of between $344 million and $346 million.

     And the company expects to report net subscriber additions of 19,000 for the quarter, with an average monthly churn rate of 2.3%. For the year, net subscriber additions were 127,000, including an average monthly churn rate of 2.5%.

     “In 2001, we had an ambitious plan to transform our business,” said John Stanton, Chairman and Chief Executive Officer of Western Wireless. “We successfully completed our billing system conversion, made tremendous progress in deploying digital services, and embarked on a new roaming strategy.”

     Stanton continued, “Our team’s hard work last year positions the company for stronger performance beginning in 2002, but our operating results in the fourth quarter were disappointing. We invested substantial time and money on our transition to digital, and we are pleased with the improved performance of the network. Our focus on converting analog subscribers to digital services has put temporary downward pressure on growth and cash flow. We entered into new roaming arrangements with our key roaming partners last year that reflect the inherent value of our rural markets. Unfortunately, during the fourth quarter roaming minutes from all of our partners grew less than we expected as a result of a slowdown in travel nationwide.”

     Stanton added, “We have consistently generated free cash flow (EBITDA less capital expenditures) since 1997, and did so again in 2001 even after investing in our network at unprecedented levels. During 2002 our top priority will be to grow cash flow by providing quality service to our customers, aggressively growing subscriber revenue, continuing our focus on cost control, and partnering more closely with national carriers to solidify roaming revenue. We are confident in our vision of the future and remain intensely focused on executing our strategy.”

     The company will release its complete fourth quarter and full year financial results for both its domestic and international operations on February 26, 2002.

     Certain statements in this press release are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including those risks identified under “Risk Factors” in the company’s public offering prospectuses and its periodic reports filed with the Securities and Exchange Commission.

     About Western Wireless Corporation

     Located in Bellevue, Wash., Western Wireless Corporation is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One® name in 19 western states. Through its subsidiaries, Western Wireless is licensed to offer wireless service in 10 foreign countries.

For further information contact:
Investment Community:	Media:
Steve Winslow Western Wireless Corporation (425) 586-8032 steve.winslow@wwireless.com	John Snyder Snyder Investor Relations (206) 262-0291 jsnyder@snyderir.com